UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006
Impact Medical Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52117	20-5153331
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Boulevard Suite 900
Huntington Beach, California		92647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 841-2670
Freedom 1, Inc.
The Galleria
2 Bridge Avenue
Red Bank, New Jersey 07701
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment on Form 8-K/A (this “Amendment”) amends and supplements our Current Report on Form 8-K (the “Original Current Report”) filed with the Securities and Exchange Commission on December 27, 2006. This Amendment revises the disclosure under the heading “Changes in Registrant’s Certifying Accountant” under Item 4.01 of the Original Current Report to disclose consultations with our new auditors during the two most recent fiscal years and the subsequent interim period through the date of our change in auditors and an updated letter from our former auditor addressing our revised disclosed which letter has been filed as an exhibit hereto.

Item 4.01. Changes in Registrant’s Certifying Accountant

Reference is made to the disclosure made under Item 4.01 of the Original Current Report on Form 8-K, which is incorporated herein by reference.

The Registrant has not consulted Farber Hass Hurley McEwen, LLP during the two most recent fiscal years and the subsequent interim period through the date of our change in auditors regarding the application of accounting principles to any specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

16.1	Updated Letter from Conner and Associates, PC, dated January 10, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 10, 2007	Impact Medical Solutions, Inc.
	By:	/s/ Wayne Cockburn
Wayne Cockburn
President